                                                                      EXHIBIT 11


                             PAINE WEBBER GROUP INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)


                                                      Three Months Ended June 30,                Six Months Ended June 30,
                                                     -----------------------------           -------------------------------
                                                          1995           1994                     1995               1994
                                                     -------------   -------------           -------------      ------------
PRIMARY:

Weighted average common shares outstanding              92,594,748      70,728,823             92,901,835         71,028,825

Incremental stock options and awards                           --               --                     --          8,168,105
                                                     -------------   -------------           ------------       ------------

Average common and common equivalent shares             92,594,748      70,728,823             92,901,835         79,196,930
                                                     =============   =============           =============      ============


Net earnings (loss)                                  $     (90,548)  $     (25,055)          $    (56,238)      $     30,593

Interest savings on convertible debentures and
   short-term borrowings                                        --              --                     --              1,846

Preferred dividend requirements                             (7,324)             --                (14,644)                --
                                                     -------------   -------------           ------------       ------------

Net earnings (loss) applicable to common shares      $     (97,872)  $     (25,055)          $    (70,882)      $     32,439
                                                     ==============  =============           ============       ============

Earnings (loss) per common share                     $       (1.06)  $       (0.35)          $      (0.76)      $       0.41
                                                     =============   =============           ============       ============

FULLY DILUTED:

Weighted average common shares outstanding              92,594,748      70,728,823             92,901,835         71,028,825

Incremental stock options and awards                            --              --                     --          8,168,105

Weighted average common shares issuable assuming
   conversion of 8% Convertible Debentures                      --              --                     --          1,405,552
                                                     -------------   -------------           ------------       ------------

Average common and common equivalent shares             92,594,748      70,728,823             92,901,835         80,602,482
                                                     =============   =============           =============      ============

Net earnings (loss)                                  $     (90,548)  $     (25,055)          $    (56,238)      $     30,593

Interest savings on convertible debentures and
   short-term borrowings                                        --              --                     --              2,242

Preferred dividend requirements                             (7,324)             --                (14,644)                --
                                                     -------------   -------------           ------------       ------------

Net earnings (loss) applicable to common shares      $     (97,872)  $     (25,055)          $    (70,882)      $     32,835
                                                     =============   =============           =============      ============

Earnings (loss) per common share                     $       (1.06)  $       (0.35)          $      (0.76)      $       0.41
                                                     =============   =============           ============       ============